UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 7, 2008

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

_____________________________________

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2008, Kodiak Oil & Gas Corp. (the “Company”) entered into employment agreements with each of Lynn A. Peterson, the Company’s President and Chief Executive Officer (the “Peterson Agreement”), James E. Catlin, the Company’s Chief Operating Officer and Secretary (the “Catlin Agreement”) and James P. Henderson, the Company’s Chief Financial Officer and Vice President (the “Henderson Agreement”). The employment agreements are sometimes collectively referred to herein as the “Employment Agreements,” and Lynn A. Peterson, James E. Catlin and James P. Henderson are sometimes collectively referred to herein as the “Executive.” The Employment Agreements were effective as of January 1, 2008.

Certain key terms of the Employment Agreements are described herein. The following summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits 99.1-99.3 of this Form 8-K, and are incorporated herein by reference. In the event of any conflict between the language of the summary provided in this Form 8-K and the Employment Agreements, the Employment Agreements will govern in all respects.

Each of the Employment Agreements has an initial term of three years that extends through December 31, 2010; thereafter, the Employment Agreements are to be renewed automatically for successive one year terms unless either party provides notice at least 60 days prior to the expiration of the current term as to the party’s intention not to accept a renewal term. Each of Mr. Peterson and Mr. Catlin will receive an annual base salary of $350,000 under their respective Employment Agreements. The Henderson Agreement provides that Mr. Henderson will receive an annual base salary of $150,000. Under the Employment Agreements, each of Mr. Peterson, Mr. Catlin and Mr. Henderson are eligible for a discretionary cash bonus and are entitled to participate in all equity-based compensation plans.

The Company may terminate the Executives’ employment with or without “cause” (as defined in the Employment Agreements). If the Company terminates employment for “cause,” the Executive will have no rights to any unvested benefits or any other compensation or payments after the termination date. The Company may also terminate employment without “cause” and without advance notice. However, if the termination is prior to the expiration of the original term, the Company must continue to pay the Executive’s base salary at the rate in effect on the termination date through the longer of the expiration of the original term or 18 months. The Executive shall also have the right to terminate the Employment Agreement for “good reason,” as defined in the Employment Agreement. If the Executive terminates the agreement for “good reason,” the Company will continue to pay the Executive’s base salary at the rate in effect on the termination date through the longer of the expiration of the original term or for 18 months.

If the Executive’s employment is terminated for any reason (excluding termination for “cause” or as a result of the Executive’s death or disability) during a 12-month period following a “change of control” (as defined in the Employment Agreement), the Peterson Agreement and the Catlin Agreement provide that the Company shall pay the respective Executive a cash severance payment in a lump sum in an amount equal to 2.9 times the sum of (a) the current annual base salary of the Executive and (b) the amount of the most recent discretionary bonus paid to the Executive. The Henderson Agreement provides that, in the event of “change of control,” the Company shall pay Mr. Henderson a cash severance payment in a lump sum in an amount equal to the sum of (a) the current annual base salary of the Executive and (b) the amount of the most recent discretionary bonus paid to the Executive, which sum shall be multiplied by either (x) one (1), if such event takes place within 18 months following Mr. Henderson’s date of hire, (y) two (2), if such event takes place during the time period commencing 18 months after Mr. Henderson’s date of hire up to the date that is 36 months following Mr. Henderson’s date of hire or (z) 2.9, if such event takes place anytime thereafter. The Executive’s equity-based compensation shall immediately vest regardless of whether the Executive is retained by the Employer or successor following the “change of control.”

The Employment Agreements also contain non-competition and non-solicitation provisions.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Executive Employment Agreement dated January 1, 2008 between Kodiak Oil & Gas Corp. and Lynn A. Peterson.

99.2	Executive Employment Agreement dated January 1, 2008 between Kodiak Oil & Gas Corp. and James E. Catlin.

99.3	Executive Employment Agreement dated January 1, 2008 between Kodiak Oil & Gas Corp. and James P. Henderson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.
By:	/s/ Lynn A. Peterson
Lynn A. Peterson President and Chief Executive Officer

Date: January 9, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Executive Employment Agreement dated January 1, 2008 between Kodiak Oil & Gas Corp. and Lynn A. Peterson.

99.2	Executive Employment Agreement dated January 1, 2008 between Kodiak Oil & Gas Corp. and James E. Catlin.

99.3	Executive Employment Agreement dated January 1, 2008 between Kodiak Oil & Gas Corp. and James P. Henderson.